UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Legend Oil and Gas, Ltd.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1570556 (I.R.S. Employer Identification No.)

555 Northpoint Center East, Suite 400
Alpharetta, GA 30022
(Address of Principal Executive Offices)

2014 STOCK INCENTIVE PLAN
(Full title of the plan)

Andrew Reckles
555 Northpoint Center East, Suite 400
Alpharetta, GA 30022
(678) 366-4400
 (Name, address, and telephone number of agent for service)

With copies to:
Michele Rasmussen The Apex Law Group, LLP 1218 Third Avenue, Suite 505 Seattle, Washington 98101 Telephone: 206-448-7000 Facsimile: 206-299-3119

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
	Amount	offering	aggregate	Amount of
Title of securities	To be	price per	offering	registration
to be registered	Registered (1)	share (2)	price	fee (3)
Common Stock, $0.001 par value	25,000,000	$0.01	$250,000.00	$32.20
Total	25,000,000	$0.01	$250,000.00	$32.20

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits effected without receipt of consideration.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.  The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based upon the average of the high and low prices of shares of the Company’s Common Stock as reported on the Over-The-Counter Bulletin Board on September 2, 2014.

(3) The Registrant previously paid $51.52 on May 29, 2014 in connection with the filing by the Registrant of a Registration Statement on Form S-8 (Registration No. 333-196359) with the Securities and Exchange Commission to register 40,000,000 shares of the Registrant’s common stock. The registration fee is for the 25,000,000 additional shares being registered herewith.

PART I

REGISTRATION OF ADDITIONAL SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by Legend Oil & Gas, Ltd. (the “Company”), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 25,000,000 shares of the Company’s common stock, par value $0.001 per shares (the “Common Stock”) issuable pursuant to the Company 2014 Stock Incentive Plan (as amended, the “Plan”). 40,000,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company’s Registration Statement on Form S-8 (Registration No. 333-196359) with the Securities and Exchange Commission (the “Original Registration Statement”) on May 29, 2014 and the information contained therein is incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE PROSPECTUS

Item 8.	Exhibits.

Exhibit No.	Description	Location
5.1	Opinion of the Apex Law Group, LLP	Filed herewith.

23.1	Consent of Peterson Sullivan, LLP	Filed herewith.

23.3	Consent of the Apex Law Group, LLP	Included in Exhibit 5.1

99.1	Legend Oil and Gas, Ltd. 2014 Stock Incentive Plan, as amended	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 5, 2014.

LEGEND OIL AND GAS, LTD.

By:	/s/ Marshall Diamond-Goldberg
Marshall Diamond-Goldberg President; Principal Executive Officer

By:	/s/ Warren Binderman
Warren Binderman Chief Financial Officer; Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marshall Diamond-Goldberg Marshall Diamond-Goldberg	President; Principal Executive Officer; Director	September 5, 2014
/s/ Warren Binderman Warren Binderman	Chief Financial Officer; Principal Financial and Accounting Officer; Director	September 5, 2014

INDEX TO EXHIBITS FILED HEREWITH

Exhibit No.	Description of Exhibit
5.1	Opinion of the Apex Law Group, LLP
23.1	Consent of Peterson Sullivan, LLP
23.3	Consent of the Apex Law Group, LLP (included in Exhibit 5.1)
99.1	Legend Oil and Gas, Ltd. 2014 Stock Incentive Plan